Exhibit 10.1
The following Security Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Martha Stewart Living Omnimedia. The representations and warranties of the parties in this Security Agreement were made to, and solely for the benefit of, the other parties. The assertions embodied in the representations and warranties are qualified by information included in disclosure schedules exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

SECURITY AGREEMENT
dated as of
July 31, 2008
among
MARTHA STEWART LIVING OMNIMEDIA, INC.,
MSLO EMERIL ACQUISITION SUB LLC,
as Grantors
and
BANK OF AMERICA, N.A.,
as Collateral Agent

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Table of Contents
(continued)

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Exhibits

Exhibit A-1	Form of Notice of Grant of Security Interest in Copyrights
Exhibit A-2	Form of Notice of Grant of Security Interest in Patents
Exhibit A-3	Form of Notice of Grant of Security Interest in Trademarks
Exhibit B-1	Form of Copyright Assignment
Exhibit B-2	Form of Trademark Assignment
Schedules

Schedule 1.02	Material Agreements
Schedule 3.01(b)	Grantor Information
Schedule 3.01(c)	Filings
Schedule 4.01(a)	Intellectual Property Claims
Schedule 4.01(b)	Intellectual Property
Schedule 4.01(c)	Infringements
Schedule 5.01(a)	Pledged Collateral

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     SECURITY AGREEMENT dated as of July 31, 2008 among MSLO Emeril Acquisition Sub LLC, a Delaware limited liability company (the “Borrower”), Martha Stewart Living Omnimedia, Inc., a Delaware corporation (“Parent Guarantor” and, together with the Borrower, the “Grantors”), and Bank of America, N.A., as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties (as defined below).
     Reference is made to the Loan Agreement dated as of April 4, 2008 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and Bank of America, N.A. (together with any successor or assigns, the “Bank”). The Bank has agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Loan Agreement. The obligations of the Bank to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Borrower is a wholly owned direct Subsidiary of Parent Guarantor, who will derive substantial benefits from the extension of credit to the Borrower pursuant to the Loan Agreement and Parent Guarantor is willing to execute and deliver this Agreement in order to induce the Bank to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01 Loan Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Loan Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC. “UCC” means the New York UCC; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
          (b) The rules of construction specified in Article I of the Loan Agreement also apply to this Agreement.
     SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Account Debtor” means any Person who is or who may become obligated to the Borrower under, with respect to or on account of an Account.
     “Agreement” means this Security Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
     “Assignment” has the meaning assigned to such term in Section 4.08.

     “Bank” has the meaning assigned to such term in the preamble to this Agreement.
     “Bankruptcy Code” means Title 11 of the United States Code, as amended.
     “Books and Records” has the meaning assigned to such term in clause (xviii) of Section 2.01(a).
     “Borrower” has the meaning assigned to such term in the preamble to this Agreement.
     “Business” means “Acquired Business,” as such term is defined in the Loan Agreement.
     “Cash Collateral Account” means the cash collateral account (account number ending in 1406537) opened by the Borrower with Bank of America, N.A. (and any substitute account therefor maintained by the Borrower at the Collateral Agent).
     “Collateral” has the meaning assigned to such term in Section 2.01(a).
     “Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.
     “Copyrights” has the meaning assigned to such term in the definition of “Intellectual Property Collateral”.
     “Domain Names” has the meaning assigned to such term in the definition of “Intellectual Property Collateral”.
     “Employment Agreements” means, collectively, (i) the Employment Agreement dated as of April 2, 2008 between the Borrower (as assignee of Parent Guarantor) and Emeril J. Lagasse, III and (ii) the Employment Agreement dated as of April 2, 2008 between the Borrower (as assignee of Parent Guarantor) and Anthony Cruz, each as may be amended, amended and restated, supplemented or otherwise modified from time to time.
     “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
     “Escrow Agreement” means the Escrow Agreement dated as of April 2, 2008 among Emeril J. Lagasse, III, Emeril’s Food of Love Productions, L.L.C. and emerils.com, LLC, the Borrower (as assignee of Parent Guarantor), the SPE and the escrow agent named therein, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     “Grantors” has the meaning assigned to such term in the preamble to this Agreement.
     “Guarantied Party” has the meaning assigned to such term in the Guaranty.
     “Guaranty” means the Continuing and Unconditional Guaranty dated as of April 4, 2008 made by each Guarantor in favor of the Collateral Agent, as the same may be, amended, amended and restated, modified or supplemented from time to time.
     “Indemnitees” has the meaning assigned to such term in Section 7.11(b).
     “Intellectual Property” means, collectively, the Intellectual Property Collateral and the SPE Intellectual Property.
     “Intellectual Property Collateral” means all of Borrower’s right, title and interest in and to all intellectual property rights arising from or associated with the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), trade dress and similar rights and applications to register any of the foregoing, and all goodwill associated therewith (collectively, “Marks”); (ii) Internet domain names and other Internet addresses (collectively, “Domain Names”); (iii) patents and patent applications and rights in respect of utility models or industrial designs (collectively, “Patents”); (iv) copyrights and registrations and applications therefore (collectively, “Copyrights”); (v) know-how, recipe databases, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, in each case that derives economic value (actual or potential) from not being generally know to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”); (vi) publicity rights and any other intellectual or industrial property rights of any kind or nature that do not comprise Marks, Domain Names, Patents, Copyrights or Trade Secrets; (vii) all license and distribution agreements, and covenants not to sue relating to any of the foregoing; and (viii) all rights to sue for past, present or future infringement of any of the foregoing.
     “Intellectual Property Security Agreement” means any of the short-form Notice of Grant of Security Interest in Copyrights, Notice of Grant of Security Interest in Patents or Notice of Grant of Security Interest in Trademarks, substantially in the form included in Exhibits A-1, A-2 and A-3, respectively, hereto.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing).

     “Loan Agreement” has the meaning assigned to such term in the preamble to this Agreement.
     “Material Agreement” means any agreement set forth on Schedule 1.02 hereto, or any other agreement to which a Grantor is a party relating to the Acquired Business, a breach under or early termination of which could reasonably be expected to have a Material Adverse Effect.
     “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Parent Guarantor” has the meaning assigned to such term in the preamble to this Agreement.
     “Parent Guarantor Collateral” has the meaning assigned to such term in Section 2.01(b).
     “Parent Guarantor Security Interest” has the meaning assigned to such term in Section 2.01(b).
     “Permitted Liens” has the meaning assigned to such term in Section 3.01(d).
     “Pledged Collateral” means, collectively, the Collateral described in clause (xv) of Section 2.01(a) and clauses (i) through (iv) of Section 2.01(b).
     “Pledged Debt” means all debt securities owned by the Borrower and the promissory notes and any other instruments evidencing such debt securities.
     “Pledged Equity” means all Equity Interests held by the Borrower and the certificates representing such Equity Interests.
     “Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
     “Publicity Rights License Agreement” means the Publicity Rights License Agreement dated as of April 2, 2008 among Emeril J. Lagasse, III, the Borrower (as assignee of Parent Guarantor) and the SPE, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
     “Purchase Agreement” means the Asset Purchase Agreement dated as of February 18, 2008 among Emeril J. Lagasse, III, Emeril’s Food of Love Productions, L.L.C. and emerils.com, LLC, as sellers, and Parent Guarantor and the SPE, as purchasers, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     “Secured Obligations” means, collectively, (i) the “Obligations” as defined in the Loan Agreement, (ii) the “Guaranteed Obligations” as defined in the Guaranty and (iii) all obligations and liabilities of the Grantors hereunder.
     “Secured Parties” means, collectively, the Bank, the Collateral Agent and all other Guarantied Parties.
     “Security Interest” has the meaning assigned to such term in Section 2.01(a).
     “SPE Intellectual Property” means all of SPE’s right, title and interest in and to all intellectual property rights arising from or associated with the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction: (i) Marks, including that assigned by the Sellers to the SPE pursuant to the Purchase Agreement and set forth on Schedule A to the SPE LLC Agreement; (ii) Domain Names; (iii) Patents; (iv) Copyrights; (v) Trade Secrets; and (vi) publicity rights and any other intellectual or industrial property rights of any kind or nature that do not comprise Marks, Domain Names, Patents, Copyrights or Trade Secrets.
     “SPE” means MSLO Shared IP Sub LLC, a Delaware limited liability company.
     “Trade Secrets” has the meaning assigned to such term in the definition of “Intellectual Property Collateral.”
ARTICLE II
SECURITY INTERESTS
     SECTION 2.01 Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including, without limitation, obligations under the Guaranty, the Borrower hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (collectively, with the Parent Guarantor Security Interest, the “Security Interest”) in, all right, title or interest in or to any and all its assets and properties now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest, including, without limitation, the following (collectively, with the Parent Guarantor Collateral, the “Collateral”):
               (i) all Accounts;
               (ii) all Commercial Tort Claims;
               (iii) all Chattel Paper;
               (iv) all Documents;

               (v) all Equipment;
               (vi) all Fixtures, but only to the extent such Fixtures constitute personal property for purposes of the UCC;
               (vii) all General Intangibles;
               (viii) all Goods;
               (ix) all Instruments;
               (x) all Intellectual Property Collateral (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith to the extent that a valid security interest may not be taken on such an intent-to-use trademark application under applicable Law);
               (xi) all Inventory;
               (xii) all Investment Property;
               (xiii) all Letters of Credit and Letter-of-Credit Rights;
               (xiv) all Money and all Deposit Accounts (including, without limitation, the Cash Collateral Account);
               (xv) all Pledged Equity and Pledged Debt and all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion thereof;
               (xvi) all Supporting Obligations;
               (xvii) the Purchase Agreement, the Escrow Agreement, the Employment Agreements, the Publicity Rights License Agreement and the other Transaction Documents, and the SPE Borrower License Agreement;
               (xviii) all books and records pertaining to the Collateral including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”); and
               (xix) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
          (b) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including, without limitation, obligations under the Guaranty, Parent Guarantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Parent Guarantor Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by Parent Guarantor or in which Parent Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Parent Guarantor Collateral”):
               (i) all of the Equity Interests of the Borrower;
               (ii) all additional Equity Interests issued by the Borrower acquired from time to time acquired by Parent Guarantor in any manner;
               (iii) any certificates representing the shares referred to in clause (i) or (ii) above;
               (iv) all dividends, cash, interest, instruments and other property from time to time received or otherwise distributed in respect of or in exchange for any or all of the foregoing;
               (v) the Purchase Agreement, the Escrow Agreement, the Employment Agreements, the Publicity Rights License Agreement and the other Transaction Documents;
               (vi) all Contracts (as defined in the Purchase Agreement) to the extent such Contracts have not been assigned to the Borrower;
               (vii) all Books and Records with respect to the Parent Guarantor Collateral; and
               (viii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Notwithstanding anything in this Agreement to the contrary, any covenants made by the Parent Guarantor under this Agreement with respect to any of its assets shall be limited to solely the Parent Guarantor Security Interest and the Parent Guarantor Collateral.
          (c) Notwithstanding anything in this Agreement to the contrary, (i) “Collateral” shall not include (A) any lease, license, contract or agreement to which the relevant Grantor is a party, any of its rights or interests thereunder or any assets subject thereto if the grant of such security interest shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or result in any Grantor’s loss of use of such asset or (2) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (B) any lease, license, contract or agreement to which the relevant Grantor is a party, any of its rights or interests thereunder or any assets subject thereto to the extent that any applicable law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); or (C) any asset owned by the relevant Grantor that is subject to a Lien described in Section 9.2(a)(ix) or (xi) of the Loan Agreement if the contract or other agreement in such Lien is granted prohibits or requires the consent of any Person other than a Loan Party and its Affiliates as a condition to the creation of any other Lien on such asset; and (ii) any covenants made by the Parent Guarantor under this Agreement with respect to any of its assets shall be limited to solely the Parent Guarantor Security Interest and the Parent Guarantor Collateral.
          (d) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) with respect to the Borrower, indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          (e) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
ARTICLE III
REPRESENTATIONS WARRANTIES AND COVENANTS
     SECTION 3.01 General Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the Secured Parties that:
          (a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other (i) than any consent or approval that has been obtained and (ii) consents from the party (other than any Loan Party) to any contract or agreement included in the Collateral necessary to make the Security Interest in such contract or agreement enforceable against such party.
          (b) Each Grantor’s jurisdiction of organization, exact legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3.01(b).
          (c) The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon such information for filing in each governmental, municipal or other office specified in Schedule 3.01(c), including the Intellectual Property Security Agreements to be executed and recorded in accordance with Section 4.06, are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
          (d) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.01(c), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) a perfected security interest in all Intellectual Property Collateral in which a security interest may be perfected upon the receipt and recording of the applicable Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is (to the extent such Security Interest can be perfected by filing) and shall be prior to any other Lien on any of the Collateral, other than any nonconsensual Lien that is expressly permitted pursuant to Section 9.2 of the Loan Agreement and has priority as a matter of law (“Permitted Liens”).
     SECTION 3.02 Covenants. (a) No Grantor shall change its legal name, its type of organization, its status as a registered organization (in the case of a registered organization), its jurisdiction of organization, the location of its chief executive office or sole place of business, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Loan Documents and so long as same do not involve (x) a registered organization ceasing to constitute the same or (y) any Grantor changing its jurisdiction of organization or location to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than twenty (20) days’ prior written notice of such change, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby pursuant to this Agreement at all times fully perfected and in full force and effect.
          (b) Each Grantor shall, at its own expense, maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.01(d) and take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.
          (c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.
          (d) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral that is not a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Loan Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within five (5) days after written demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account included in the Collateral, such Grantor shall provide the Collateral Agent with prompt written notice thereof and, upon the reasonable request of the Collateral Agent, shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
          (f) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
          (g) In the event that the proceeds of any insurance claim with respect to Collateral are paid to any Grantor after the Collateral Agent has exercised its right to foreclose in accordance with the terms of this Agreement, such proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Loan Agreement.
          (h) No Grantor shall amend, modify or waive any provision of any Material Agreement in a manner that (i) could reasonably be expected to be materially adverse to the interests of the Collateral Agent and the Secured Parties or (ii) materially reduces or delays the payments to be made to the Grantor thereunder, in each case, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed).
     SECTION 3.03 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor represents and warrants as follows and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:
          (a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Tangible Chattel Paper. If at any time any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper having a face value in excess of $25,000, the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within ten (10) days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
          (b) Deposit Accounts. The Borrower shall not establish or maintain any Deposit Account, except with Bank of America, N.A. while it is the Collateral Agent or, if Bank of America, N.A. is not the Collateral Agent, any other bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States with the Collateral Agent’s prior written consent. The Borrower agrees that it shall not grant “control”

within the meaning of Section 9-104 of the UCC of any Collateral comprised of Deposit Accounts to any Person other than the Collateral Agent.
          (c) Investment Property. If any Grantor shall at any time hold or acquire any certificated securities constituting Collateral, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor and constituting Collateral are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary. Each Grantor agrees that it shall not grant “control” within the meaning of Section 9-106 of the UCC of any Collateral comprised of Securities Accounts or Securities Entitlements to any Person other than the Collateral Agent.
          (d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit having a face value in excess of $25,000 now or hereafter issued in respect of Collateral, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, in each case, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent.
          (e) Commercial Tort Claims. As of the date hereof, the Borrower hereby represents and warrants that it holds no Commercial Tort Claims. If the Borrower shall at any time hold or acquire a Commercial Tort Claim, it shall promptly (and in any event within ten (10) days) notify the Collateral Agent in writing signed by the Borrower of the details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
ARTICLE IV
CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY
     SECTION 4.01 Representations and Warranties. Each of Parent Guarantor and Borrower jointly and severally represents and warrants to the Collateral Agent and the Secured Parties that:
        (a) The Borrower or the SPE owns, free and clear of all Liens other than Permitted Liens, or is otherwise licensed to use, all intellectual property used in or necessary for the conduct of the Business as currently conducted, all of which rights shall survive unchanged upon the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 4.01(a), no legal proceedings are pending or, to the knowledge of such Grantor, threatened, in which any Person is challenging the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such Grantor know of any valid basis for any such claim.
        (b) Except pursuant to the licenses entered into by the Borrower or the SPE (or their predecessors-in-interest) that are listed in Schedule 4.01(b), on and as of the date hereof (i) each of the Borrower and the SPE owns, and has done nothing to authorize or enable any other person to use, any Intellectual Property that is owned or purported to be owned by the Borrower or the SPE, as the case may be. Schedule 4.01(b) sets forth a true and complete list of all registered Intellectual Property, in each case owned or filed by the Borrower or the SPE, and all such registrations and applications for registration listed are subsisting, and, to the knowledge of such Grantor, valid.
        (c) Except as set forth on Schedule 4.01(c), to the knowledge of such Grantor, on and as of the date hereof, (i) there is no material violation by any other Person of any Intellectual Property owned by the Borrower or the SPE, (ii) neither the Borrower nor the SPE is infringing upon any intellectual property rights of any other Person, and (iii) no proceedings have been instituted or are pending against the Borrower or the SPE or threatened, and no claim against Borrower or SPE has been received by Borrower or SPE, alleging any such violation.
     SECTION 4.02 Grant of License. For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies under Article VI hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Borrower hereby grants to the Collateral Agent an irrevocable, non-exclusive license, exercisable only after an Event of Default has occurred and is continuing and without payment of royalty or other compensation to the Borrower, to use, license or sublicense any of the Intellectual Property Collateral, or assign any of the Intellectual

Property Collateral now owned or hereafter acquired by the Borrower, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof, in each case, subject to the applicable provisions of Article VI hereof and Part 6 of Article 9 of the New York UCC.
     SECTION 4.03 Protection of Collateral Agent’s Security. On a continuing basis, the Borrower shall, at its sole cost and expense, (i) within thirty (30) days of its becoming aware thereof, notify the Collateral Agent of (A) any adverse final determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Mark, Copyright or Patent included in the Intellectual Property that is material to the Business, or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding the Borrower’s or the SPE’s claim of ownership in or right to use any of the Intellectual Property that is material to the Business, its right to register such Intellectual Property or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect, and cause the SPE to maintain and protect, the Intellectual Property material to the Business, (iii) not permit to lapse or become abandoned any Intellectual Property material to the Business as presently used and operated and as contemplated, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property, in each case except as shall be consistent with commercially reasonable business judgment, (iv) within thirty (30) days of the Borrower obtaining knowledge thereof, notify the Collateral Agent in writing of any event which would reasonably expected to materially and adversely affect the value or utility of the Intellectual Property or any portion thereof material to the use and operation of the Business, the ability of the Borrower or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, by means of a levy or threat of levy or any legal process against the Intellectual Property or any portion thereof, (v) not, without the prior consent of the Collateral Agent (which consent shall not be unreasonably withheld, delayed or conditioned), (A) license the Intellectual Property Collateral (including any sublicense under the SPE Borrower License Agreement) other than pursuant to the Trademark License Agreement and licenses entered into by the Borrower in, or incidental to, the ordinary course of business, on arms’ length terms, or (B) amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, (vi) diligently keep adequate records respecting the Intellectual Property and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to the Intellectual Property as the Collateral Agent may from time to time reasonably request.
     SECTION 4.04 Modifications. Borrower authorizes the Collateral Agent to modify this Agreement by amending Schedule 4.01(b) to include any Intellectual Property

Collateral acquired or arising after the date hereof of Borrower including, without limitation, any of the items listed in Section 4.07.
     SECTION 4.05 Litigation. Unless any Event of Default shall have occurred and be continuing, Borrower and the SPE shall have the right to commence and prosecute in their own names, as the party in interest, for their own benefit and at their sole cost and expense, such applications for protection of the Intellectual Property and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property in the name of Borrower or the SPE, as applicable, and/or bring suit in the name of Borrower, the SPE (subject to the rights granted to Emeril’s Food of Love Productions, L.L.C. and the Emeril Lagasse Foundation pursuant to Section 4.05 of the Trademark License Agreement and to the applicable terms of the SPE Borrower License Agreement) the Collateral Agent or the Secured Parties to enforce the Intellectual Property and any license thereunder (subject to the applicable terms of the SPE Borrower License Agreement). In the event of such suit, Borrower shall, or shall cause the SPE to, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and Borrower shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all reasonable costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 4.05. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property upon the occurrence and during the continuance of any Event of Default, Borrower agrees, at the reasonable request of the Collateral Agent, to, or shall cause the SPE to, take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.
     SECTION 4.06 Intellectual Property Security Agreements. With respect to the registered Copyrights, applications to register Copyrights, Marks, applications to register Marks and Patents included in the Intellectual Property Collateral, Borrower agrees to execute a Copyright Grant, a Patent Grant and a Trademark Grant in the forms attached hereto as Exhibits A-1, A-2 and A-3, for recording the security interest granted hereunder in such Intellectual Property Collateral with the United States Patent and Trademark Office and the United States Copyright Office and Borrower agrees to execute any other document reasonably requested by the Collateral Agent for recording with any other Governmental Authority necessary to perfect the security interest granted hereunder in such Intellectual Property Collateral.
     SECTION 4.07 After-Acquired Property. If Borrower shall, at any time before the Secured Obligations have been paid in full, (i) obtain any rights to any additional Intellectual Property or (ii) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 4.07 with respect to Borrower shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Borrower shall within thirty (30) days of acquiring an item of Intellectual Property enumerated in clause (i) or (ii) of this Section 4.07, provide to the Collateral Agent with written notice of any of the foregoing and (ii) if Borrower, confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 4.07 by execution of an instrument in form reasonably acceptable to the Collateral Agent. If the SPE, at any time before the Secured Obligations have been paid in full, shall file with the United States Patent and Trademark Office an application to register any Mark or if any registration of a Mark is granted by the United States Patent and Trademark Office to the SPE, the Borrower will use commercially reasonable efforts to provide written notice to the Collateral Agent of such filing or registration within thirty (30) days thereafter.
     SECTION 4.08 Assignments. Borrower has delivered to the Collateral Agent a copyright assignment and trademark assignment with respect to the Copyrights and Marks included in the Intellectual Property Collateral in the form attached to this Agreement as Exhibits B-1 and B-2 (collectively, the “Assignment”), which Assignment shall be held by the Collateral Agent and shall not be effective until the Collateral Agent has foreclosed upon the Copyrights and/or Marks included in the Collateral in accordance with the terms of this Agreement and applicable law. In connection with the Collateral Agent’s exercise of its rights and remedies with respect to Intellectual Property Collateral and subject to applicable law, if any Event of Default has occurred and is continuing, upon the foreclosure upon and sale of the Collateral (or the acceptance of Intellectual Property Collateral by the Secured Parties in full or partial satisfaction of the Secured Obligations) the Collateral Agent may complete the Assignment, update Schedule 1 thereto to set forth a complete list of the Copyrights and Marks included in the Collateral and file or cause to be filed such completed Assignment with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, to evidence the applicable sale or assignment of the Intellectual Property Collateral.
     SECTION 4.09 Power of Attorney. Borrower hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office, United States Copyright Office or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Intellectual Property Collateral, and record the same.

ARTICLE V
CERTAIN PROVISIONS CONCERNING PLEDGED COLLATERAL
     SECTION 5.01 Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the Secured Parties that:
          (a) As of the date hereof, Schedule 5.01(a) correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.
          (b) The Pledged Equity and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt, are, to the knowledge of such Grantor, legal, valid and binding obligations of the issuers thereof (except as may be limited by the application of bankruptcy, insolvency and other laws affecting creditors’ rights generally and by application of principles of equity, regardless of whether considered in an action or proceeding brought in equity or at law).
          (c) Except for restrictions and limitations imposed by the Loan Documents or applicable law generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
          (d) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
          (e) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
          (f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations; and
          (g) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

     SECTION 5.02 Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated). (b) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.
     SECTION 5.03 Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership that is represented by a certificate controlled by any Grantor and pledged under Section 2.01 shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.
     SECTION 5.04 Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
     SECTION 5.05 Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing:
               (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement and the other Loan Documents.
               (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as any Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.
               (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Loan Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent agrees that it will cooperate with the applicable Grantor to promptly deliver any Pledged Securities in its possession to the issuer of such Pledged Securities in connection with any exchange or redemption of such Pledged Securities pursuant to arrangements reasonably satisfactory to the Collateral Agent intended to maintain the Collateral Agent’s perfected lien in such Pledged Securities and any consideration received in exchange therefor or in redemption thereof.
          (b) Upon the occurrence of and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 5.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 5.05 shall be held in trust for the benefit of the Collateral Agent, and shall be promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in a cash collateral account upon receipt of such money or other property and shall be applied in accordance with the Loan Documents.
          (c) Upon the occurrence and during the continuance of an Event of Default, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

ARTICLE VI
REMEDIES
     SECTION 6.01 Remedies Upon Default. If an Event of Default shall occur and be continuing, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the UCC or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy (but the failure of the Collateral Agent to provide such notice shall not limit the Collateral Agent’s rights with respect thereto); (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise (but the failure of the Collateral Agent to provide such notice shall not limit the Collateral Agent’s rights with respect thereto); and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding the foregoing, unless and until a “Statement of Use” or an “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, it is agreed that the Collateral Agent’s right to assign, transfer or convey any Collateral consisting of Marks for which an application is pending under Section 1(b) of the Lanham Act, 15 U.S.C. § 1051(b), or any of its successors or counterparts, shall only be exercised if any such assignment, transfer or conveyance occurs in connection with the transfer of the business (or the portion of the business) to which such Collateral consisting of Marks pertains and is made to the successor of that business.

     The Collateral Agent shall give the applicable Grantors ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

     Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose of (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 7.10 of the Loan Agreement or to pay any premium in whole or in part relating thereto, in each case only upon the occurrence and during the continuance of an Event of Default. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within five (5) days of written demand therefor, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.
     SECTION 6.02 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale of other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and expenses of any Person employed by the Collateral Agent or any other Secured Party to collect such deficiency in accordance with Section 7.11.
ARTICLE VII
MISCELLANEOUS
     SECTION 7.01 Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12 of the Loan Agreement or Section 18 of the Guaranty.
     SECTION 7.02 Cumulative Rights and No Waiver. Each and every right granted to the Collateral Agent and the Secured Parties under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of the Collateral Agent or the Secured Parties, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or the Secured Parties of any right preclude any other or future exercise thereof or the exercise of any other right. Each Grantor expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration, except in the event and to the extent that any such notice is expressly required by the terms of any Loan Document. No notice to or demand on any Grantor in any case shall, of itself, entitle such Grantor to any other or future notice or demand in similar or other circumstances.
     SECTION 7.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent that the Collateral Agent or any Secured Party has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive such Person of such rights and remedies as may be available under federal law.

     SECTION 7.04 Successor and Assigns. This Agreement is binding on each Grantor and its successors and assignees and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement without the Collateral Agent’s prior written consent (and any purported assignment in violation of this Section 7.04 shall be null and void).
     SECTION 7.05 Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor.
     SECTION 7.06 Headings. Section and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.
     SECTION 7.07 Severability. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced.
     SECTION 7.08 Survivability. All covenants, agreements, representations and warranties made by any Grantor herein or in the other Loan Documents to which such Grantor is a party shall survive the making of the Loan and shall continue in full force and effect so long as the Secured Obligations, or any portion thereof, are outstanding.
     SECTION 7.09 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Signatures may be delivered via telecopy or in PDF format via electronic mail and signatures delivered by such means shall be deemed originals for all purposes.
     SECTION 7.10 Dispute Resolution. The Dispute Resolution Provision as set forth under Section 13.13 of the Loan Agreement shall apply. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.
     SECTION 7.11 Enforcement Expenses; Indemnification. (a) Each Grantor, jointly and severally, agrees to pay or reimburse (i) all costs and reasonable attorney’s fees incurred by the Collateral Agent and the Secured Parties in connection with the enforcement, collection or protection of its rights in connection with this Agreement and the other Loan Documents to which such Grantor is party, including its rights under this Section and (ii) all reasonable costs and expenses incurred by the Collateral Agent in the administration of this Agreement and the other Loan Documents to which such Grantor is a party. As used in this paragraph, “attorneys’ fees” includes the allocated costs of in-house counsel. In addition, each Grantor agrees to, upon reasonable notice from the Collateral Agent, pay any and all stamp and other taxes or fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.
          (b) Each Grantor, jointly and severally, agrees to indemnify and hold the Collateral Agent and the other Secured Parties and their parent entities, Subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns (collectively, the “Indemnitees”), harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any other Loan Document, the Security Interest or the Collateral and (b) any litigation or proceeding related to or arising out of this Agreement, any such document, the Security Interest or the Collateral, in each case other than arising as a result of any such Indemnitee’s gross negligence or willful misconduct. This indemnity includes but is not limited to reasonable attorneys’ fees (including the allocated cost of in-house counsel). Under no circumstances shall any of the Indemnitees have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith.
          (c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby. The provisions of this Section 7.11 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.11 shall be payable upon demand.
     SECTION 7.12 Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by applicable law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, without prior notice to any Grantor, any such notice being waived by each Grantor to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Secured Party to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Secured Obligations owing to such Secured Party hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Secured Party agrees promptly to notify Parent Guarantor and the Collateral Agent in writing after any such set off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Collateral Agent and each Secured Party under this Section 7.12 are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and such Secured Party may have.
     SECTION 7.13 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any increase in, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject to the terms of Section 7.14, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
     SECTION 7.14 Termination or Release. (a) This Agreement and the Security Interest shall terminate with respect to all Secured Obligations when all the outstanding Secured Obligations have been indefeasibly paid in full and the Secured Parties have no further commitment under the Loan Agreement or other agreements evidencing the Secured Obligations.
          (b) Upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.6 of the Loan Agreement, the security interest in such Collateral shall be automatically released.
          (c) In connection with any termination or release pursuant to paragraph (a) or (b) above, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.
     SECTION 7.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after an Event of Default has occurred and is continuing, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
     SECTION 7.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Loan Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Loan Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Loan Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Loan Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Loan Document and (d) to agree to be bound by the terms of this Agreement and any other Loan Documents. The Collateral Agent may resign at any time by giving written notice thereof to the Secured Parties and the Borrower. Upon any such resignation, the Bank shall appoint a successor Collateral Agent who shall be willing to accept, and accepts, such appointment within thirty (30) days after the retiring Collateral Agent shall have given notice of resignation

(such appointment to be subject to the prior written approval of the Borrower, which approval may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of such appointment by the successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers and privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents (but shall continue to have the benefit of Sections 7.10, 7.11 and 7.17 hereof).
     SECTION 7.17 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Investment Property, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
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     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

MARTHA STEWART LIVING OMNIMEDIA, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	Chief Financial Officer

MSLO EMERIL ACQUISITION SUB LLC
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	Vice President

BANK OF AMERICA, N.A. as Collateral Agent
By:	/s/ Jane Heller
	Name:	Jane Heller
	Title:	Senior Vice President

[Signature page to Security Agreement]